                              ASSIGNMENT AGREEMENT

                                    BETWEEN:

             WINMAX TRADING GROUP INC. (hereinafter called "Winmax")

                                       and

             STONE AND WOODS CORPORATION S.A.R.L (hereinafter called
                               "Stone and Woods")

WHEREAS Stone and Woods has entered into a number of Agreements with entities respecting the development and mining of certain properties in the Democratic
Republic of Madagascar;

AND WHEREAS Stone and Woods has insufficient means with which to develop and/or mine the properties; and

AND WHEREAS Winmax is desirous of developing and mining the properties and has the ability to do so;

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Stone and Woods hereby represents and warrants to Winmax that it has the legal and beneficial right, to the exclusion of all others, to develop and mine those properties noted in Appendix A attached hereto to this Agreement subject only to the payment of required governmental fees and levies.

        a)   Not to restrict the generality of the foregone Stone and Woods further represents that it is the only entity legally and
             beneficially permitted to remove precious or semi-precious gem stones from the noted properties.

2. Stone and Woods further represents and warrants to Winmax that there are no monies, debts or encumbrances owed to  any entity respecting the properties noted in Appendix A.

3. Stone and Woods specifically acknowledge to Winmax that it is aware that
Winmax is relying upon the representations and warranties noted in clauses 2 and 3 herein.

4. Stone and Woods hereby assigns to Winmax and Winmax hereby accepts such assignment of Stone and Woods entire interest in the noted properties.

5. In consideration of Stone and Woods assigning its entire interest in the said properties to Winmax, Winmax agrees to pay to Stone and Woods Twenty Five (25%)
Percent of the rough stones, which Winmax receives from the properties.

        a)   In addition to the consideration noted in the foregone clause 5
             Winmax further covenants and agrees with Stone and Woods to perform such duties and obligations as originally contracted by Stone and
             Woods to perform as is consistent with an assignment of Stone and
             Woods entire interest in the properties to Winmax provided, however, that any such obligations or the possibility of such obligation arising in the future must be brought to Winmax's attention in writing prior to the 1st of January, 2002. Failing such notice Winmax shall be at liberty to treat the payments required to be made pursuant to clause 7 hereunder.

6. The Payment noted in clause 5 above will be made to an office to be designated in writing to Winmax by Stone and Woods with all costs of transport to be borne by Stone and Woods.

7. In the event that any monies not disclosed to Winmax pursuant to clause 5 hereunder became payable or if Stone and Woods is in breach of its representations and/or warranties noted in either or both of clauses 1 and/or 2 herein then and in that event Winmax shall be at liberty to retain for itself rough stones which would otherwise be deliverable to Stone and Woods pursuant to clause 5 hereunder until such time as Stone and Woods obligation to Winmax has been satisfied.

        a)   Not to restrict the generality of clause 7 hereunder Winmax, in addition to the remedy  noted in clause 7 hereunder  shall also or instead of be entitled to proceed  against Stone end Woods for any monies for which Stone and Woods was liable to pay or for which no notice of same was provided Winmax.

8. In addition to the foregone, Stone and Woods also assigns to Winmax its entire interest in those properties noted on Appendix B attached hereto and that the terms and conditions of this agreement apply mutais mutandis to the agreement to assign the entirety of Stone and Woods interest to Winmax in those
Appendix B properties save and except that the consideration to be paid by
Winmax to Stone and Woods for the assignment of interest in the Appendix B properties shall be Twenty {20%) per cent and not Twenty-Five (25%) per cent of the rough stones received by Winmax from the properties as noted in clause 5 herein.

9.  Winmax's  address for service  hereunder  shall be 800 5920 MacLeod  Trail,
South Calgary, Alberta, Canada T2HOK2.

10. Stone and Woods shall provide  Winmax in writing of its address for service hereunder failing which to its registered office for service.

11.  Any  service  pursuant  to this  Agreement  shall be deemed  to have  been received  by the  recipient  Thirty  (30) Days after the sender can provide said service was effected or deemed to be effected pursuant law.

12. The laws of the State of Florida  shall  govern the  interpretation  of this agreement  and should any legal  proceedings  be required  hereunder  then such proceedings shall be brought in the State of Florida.

13. This Agreement may be executed in counterpart and thereafter  transmitted to the other by facsimile  transmission  if receipt is acknowledged by the other or otherwise by mail service as provided herein.

WHEREOF  THE  PARTIES  HERETO  AGREE TO BE BOUND BY THE  FOREGONE AT THE CITY OF
CALGARY  IN THE STATE OF  ALBERTA  FOR  WINMAX  AND AT THE CITY OF
________ IN THE STATE OF MADAGASCAR FOR STONE AND WOODS THIS 15 DAY OF
NOVEMBER 2001.

Winmax Trading Group, Inc.
/s/ Gerald E. Sklar              (SEAL)

Stone and Woods Corporation s.a.r.l.
/s/ Dror Moradov                 (SEAL)